UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 16, 2005


                               MARGO CARIBE, INC.
             (Exact name of registrant as specified in this charter)



              PUERTO RICO                                   0-15336
    (State or other jurisdiction of                (Commission File No.)
           incorporation)


                                   66-0550881
                        (IRS Employer Identification No.)



            ROAD 690, KILOMETER 5.8
            VEGA ALTA, PUERTO RICO                         00692
    (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (787) 883-2570


          (Former Name or Former Address, if changed since last report)

================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry Into A Material Definitive Agreement.

     On February 16, 2005, Michael J. Spector and Margaret D. Spector made a $3,000,000 loan to Margo Caribe, Inc. ("Margo") to be used in connection with the acquisition by Margo State Line, Inc., a Florida corporation and a wholly owned subsidiary of Margo of substantially all the assets (other than real property) of State-Line Bark & Mulch, Inc., a Georgia corporation. The note evidencing the loan bears interest, payable monthly, commencing on March 1, 2005, at Citibank, N.A.'s prime rate. The entire principal balance of the loan is due and payable on February 16, 2006. Margo did not pay any commitment fee or commission in connection with the loan. The loan is secured by a pledge of all outstanding stock of Margo State Line, Inc. Margo's Board of Directors believes that the terms and conditions of the loan are at least as favorable to Margo as those that could have been obtained from an unaffiliated third party.

ITEM 2.01    Completion of Acquisition or Disposition of Assets.

     On February 16, 2005, Margo State Line, Inc., a Florida corporation and a wholly owned subsidiary of Margo, completed the purchase of substantially all the assets (other than real property) of State-Line Bark & Mulch, Inc., a Georgia corporation (the "Seller"). The closing was effected pursuant to the terms of an Asset Purchase Agreement between the Seller and Richard K. Stewart and Dana M. Stewart, the shareholders of the Seller. At closing, Margo paid the Seller $1.96 million in cash for all the assets other than the real estate and agreed to assume approximately $690,000 in liabilities. The closing of the real estate, consisting of approximately 100 acres, is subject to the completion of environmental and other due diligence matters. Margo has agreed to pay $640,000 for the real estate. The Seller is engaged in the business of the production of bulk or bagged ground cover, soil and compost and related products in Folkston, Georgia.

     As noted in Item 1.01 above, the source of funds for the acquisition is being provided by a loan from Michael J. Spector and Margaret D. Spector.

     A copy of the press release announcing the transaction is furnished as
Exhibit 99.1 to this Form 8-K. The Asset Purchase Agreement and real property purchase agreements relating to the transaction are filed as Exhibit 99.2, 99.3, and 99.4 to this Form 8-K and are incorporated by reference herein. A copy of the promissory note evidencing the loan by Michael J. Spector and Margaret D. Spector is filed as Exhibit 99.5 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01    Financial Statements and Exhibits

        (a)  Financial Statements of Business Acquired

             Margo shall file the required financial statements by amendment to this form 8-K on or before May 5, 2005.

        (b)  Pro Forma Financial Statements

             Margo Shall file the required pro forma financial statements by amendment to this form 8-K on or before May 5, 2005.

        (c)  Exhibits

             99.1 Press release dated February 17, 2005.
             99.2 Asset Purchase Agreement
             99.3 Agreement for the purchase and sale of real property
             99.4 Agreement for the purchase and sale of real property
             99.5 Promissory Note

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MARGO CARIBE, INC.

                                         By: /s/ Juan B. Medina
                                            --------------------------------
                                         Name:   Juan B. Medina
                                         Title:  Senior Vice President
                                                 and Chief Financial Officer

Date: February 23, 2005